EMPLOYMENT AGREEMENT


	THIS AGREEMENT is entered into this ___ day of August, 1995 by and between
 SARATOGA NATIONAL BANK, a National Banking Association (the Employer) and
 RICHARD L. MOUNT (the Employee) and is effective as of January 1, 1995.
	WHEREAS, Employer and Employee desire to enter into an agreement to engage the services of Employee by reason of his experience, training, and ability in the commercial banking industry;
	NOW, THEREFORE, it is mutually agreed as follows:
	1.	Employment and Duties.  Employer hereby employs Employee and Employee hereby accepts employment with Employer as President and Chief Executive
 Officer of Employer.  He shall perform such duties as are customary to the office, and such as may from time to time be reasonably requested of him by the Board of Directors of Employer.
	2.	Extent of Services.  Employee shall devote his full time, attention and energies to the business of Employer and shall not during the term of this
 Agreement be engaged in any other business activities, except passive personal investments, without the prior written consent of Employer.
	3.	Term.  The term of this Agreement shall be one (1) year from the effective date hereof, subject to the termination provisions set forth herein.
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	4.	Base Salary.  In consideration for services rendered under this Agreement,
 Employer shall pay to Employee a base salary of One Hundred Thirty-Five
 Thousand Dollars ($135,000.00), payable in equal installments of
 Five Thousand Six Hundred Twenty-Five Dollars ($5,625.00) on the first and fifteenth of each month during the term of this Agreement, prorated for any partial employment period.
	5.	Incentive Compensation.  In addition to Employees base salary as described in paragraph 4, Employee shall be entitled to receive incentive compensation in such amounts and at such times during the term of this
 Agreement as is set forth in the Chief Executive Officer Incentive
 Compensation Plan, which is marked Exhibit A and incorporated herein by reference.  Notwithstanding the provisions of said Plan, Employee shall not be entitled to receive as incentive compensation (cash award and deferred award combined) an amount which exceeds the amount of his base salary.
	6.	Director Fees.  Employee shall be entitled to receive Director Fees for his service on the Board of Directors of Employer, in the same amount as that paid to other Directors.  Said Director Fees shall not be considered part of Employees base salary.
	7.	Expenses.  Employer shall pay, or Employee shall be reimbursed for all ordinary and necessary expenses incurred by Employee in connection with his employment.  Employer shall also pay, or Employee shall be reimbursed for expenses incurred in activities associated with promoting the business of
 Employer that are authorized from time to time by the Board of Directors of Employer,
 including expenses of club membership, entertainment, travel, attendance at seminars and conventions and similar items.
	8.	Automobile.  Employer shall provide Employee with an automobile for
 Employees personal and business use during the term of this Agreement, or until this Agreement is terminated as provided herein.  Said automobile shall be selected mutually by Employer and Employee.  Employer also agrees to procure and maintain automobile liability insurance on such automobile.
 All automobile expenses incurred by Employee in performing his duties hereunder are to be paid by Employer or reimbursed to Employee.
	9.	Vacation.  Employee shall be entitled to five (5) weeks annual vacation leave at full pay.  The timing of such vacation leave shall be at the discretion of the Employee, so long as it does not jeopardize his responsibilities to Employer.  Any unused vacation leave shall expire at the end of the calendar year.
	10.	Sabbatical Leave.  Employee is entitled to six weeks of sabbatical leave, to be taken in accordance with the terms of the resolution adopted on August 9, 1988 by Employers Board of Directors.
	11.	Disability.  If Employee becomes disabled during the term of this
 Agreement because of physical or mental disability such that he is unable to perform his duties hereunder, Employer agrees to continue Employees salary until the earlier of (i) six (6) months from the first working day missed due to such physical or mental disability, or (ii) Employees return to work.
	12.	Insurance.  At all times during the term of this Agreement, Employer agrees to provide Employee and his dependents, at its sole cost and expense, such group insurance as it provides its other employees, including health
 (medical, dental, and hospitalization), accident, and disability insurance.
 In addition Employer shall pay the premium cost for a term life insurance policy in the face amount of Five Hundred Thousand Dollars ($500,000.00), insuring Employees life.  Employee shall be entitled to designate the beneficiary of said policy.
	13.	Printed Material.  All written or printed materials used by Employee in performing duties for Employer, other than Employees personal notes and diaries, are and shall remain the property of Employer.  Upon termination of employment, Employee shall return such written or printed materials to Employer.
	14.	Disclosure of Information.  Employee shall not, either before or after termination of this Agreement, disclose to anyone any information relating to Employer or any financial information, trade secrets, customer lists, computer software or other information not otherwise publicly available concerning the business and operations of Employer.  Employee recognizes and acknowledges that any financial information concerning any of Employers customers, as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Employers business.  Employee shall not, either before or after termination of this Agreement, disclose to anyone said
 financial information or any part thereof, for any reason
 or purpose whatsover.
	15.	Noncompetition by Employee.  During the term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any competitive banking business.
	16.	Surety Bond.  Employee agrees to furnish all information and take any other steps necessary from time to time to enable Employer to obtain or maintain a fidelity bond, conditioned on the rendering of a true account by Employee of all moneys, goods, or other property which may come into the custody, charge, or possession of Employee during the term of this
 Agreement.  The surety company issuing the bond and the amount of the bond must be acceptable to Employer.  If Employee cannot qualify for a surety bond at any time during the term of this Agreement, Employer shall have the option to terminate this Agreement immediately.
	17.	Moral Conduct.  Employee agrees to conduct himself at all times with due regard to public conventions and morals.  He further agrees not to do or commit any act that will reasonably tend to shock or offend the community, or to prejudice Employers reputation in general.
	18. 	Termination of Agreement.
		a.	Automatic Termination.  This Agreement shall terminate immediately upon the occurrence of any of the following
 events, subject to either partys
 right, without obligation, to waive an event reasonably susceptible of waiver, and subject to the obligation of Employer to pay the amounts which would otherwise be payable to Employee under this Agreement through the end of the month in which the event occurs, except that in the event of termination based upon subparagraphs (4), (5), (6), (7), (8), (9), or (12)
 below, Employee shall have no rights to payments and Employer shall have no obligation to make payments to or on behalf of Employee pursuant to this
 Agreement:

			(1)	The death of Employee;
			(2)	The loss by Employee of legal capacity;
			(3)	The permanent disability of Employee;
			(4)	The habitual neglect by Employee of his obligations under this
       Agreement;
			(5)	The wilful breach of duty by Employee in the course of his employment;
			(6)	The Employees deliberate disregard of any State of California or federal banking laws, or the Bylaws, rules, policies or resolutions of the Employer, or the laws, rules or regulations of the Federal
       Deposit Insurance Corporation or the Office of the Comptroller of
       the Currency, or other regulatory agency having jurisdiction over
       Employer;

   (7)	The determination by a federal banking agency having jurisdiction over Employer that Employee is not suitable to act in the capacity for which he is employed by Employer;

			(8)	Employees conviction of any felony or a crime involving moral turpitude, or Employees commission of a fraudulent or dishonest act;
			(9)	Employees disclosure without authority of any secret or confidential information concerning Employer, or Employees taking any action which
       Employers Board of Directors determines, in its sole discretion, constitutes unfair competition with Employer;
			(10)	The loss by Employer of legal capacity to contract;
			(11)	The occurrence of circumstances that make it impossible or
        impractical for Employer to conduct or continue its business;
			(12)	The breach by either party of the terms of this Agreement; or
			(13)	The occurrence of a change in control of Employer, as defined in paragraph 1 of the Management Continuity Agreement, a copy of which is marked Exhibit B.
		b.	Termination by Employer.  Employer may, at its option, terminate this
     Agreement for any reason not specified in paragraph 18.a., or for no reason, by giving not less than thirty (30) days prior written notice of termination to Employee, without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this
     Agreement.  Upon such termination, Employee shall be entitled to receive any employment
     benefits which shall have accrued prior to such termination, including without limitation, incentive compensation in accordance with paragraph 5 hereof, and the severance compensation specified in paragraph 18.d. below.

		c.	Termination by Employee.  This Agreement may be terminated by Employee for any reason not specified in paragraph 18.a., or no reason, by giving not less than thirty (30) days prior written notice of termination to
 Employer.  Upon such termination, all rights and obligations accruing to
 Employee under this Agreement shall cease, except that such termination shall not prejudice Employees rights regarding employment benefits which shall have accrued prior to such termination, including, without limitation incentice compensation in accordance with paragraph 5 hereof, and any other remedy which Employee may have at law, in equity or under this agreement, which remedy accrued prior to such termination.
		d.	Severance Pay Upon Termination Without Change in Control.  In the event of termination by Employer at any time pursuant to paragraph 18.b. of this
 Agreement, Employee shall be entitled to severance pay at Employees rate of pay immediately preceding such termination equal to six (6) months salary, payable in a lump sum or monthly installments at the election of Employee;
 and he shall also be paid any incentive compensation for the year in which termination occurs, prorated to the date of termination.  Such severance pay is in lieu of all damages, payments and liabilities due to Employee on account of the early termination of this agreement.

		e.	Severance Pay Upon Termination Following Change in Control.  Employer
 and Employee acknowledge and agree that on July 9, 1990 they entered into a Management Continuity Agreement, a copy of which is marked Exhibit B, which agreement is still in full force and effect.  Said agreement provides
 Employee a severance benefit in the event of his termination following a change in control of Employer, as defined therein.
	19.	Notices.  Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by U.S.
 mail, registered or certified, prepaid with return receipt requested.
 Mailed notice to Employer shall be given to Saratoga National Bank, 12000
 Saratoga-Sunnyvale Road, Saratoga, CA 95070, Attention: William D. Kron,
 Chairman of the Board.  Mailed notice to Employee shall be given to Richard
 L. Mount, 20564 Verde Court, Saratoga, CA 95070.
	20.	Entire Agreement.  Except as set forth in this paragraph 19, this
 Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the employment of Employee by
 Employer, and it, together with Exhibits A and B hereto, contains all of the covenants and agreements between the parties with respect to such employment.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, have been made by any party, or by anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid and binding.  Any modification of this
 Agreement shall be effective only if it is in writing and signed by the party to be charged.
	21.	Partial Invalidity.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.
	22.	Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, and venue for any action or proceeding to enforce or interpret any provision of this Agreement shall be in Santa Clara County, California.
	23.	Waiver.  The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement, unless the waiver is in writing and signed by such waiving party.  No delay in exercising any right shall be a waiver of the right, nor shall a waiver on one occasion operate as a waiver of such right on a future occasion.
	24.	Payment of Money Due Deceased Employee.  If Employee dies prior to the expiration of the term of this Agreement, any money that may be due Employee from Employer under this Agreement as of the date of Employees death shall be paid to Employees personal representative, successor or assigns.
	25.	Attorneys Fees.  Should either party hereto institute legal proceedings to enforce or interpret any provision hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys fees and costs of suit.

	IN WITNESS WHEREOF, this Agreement is executed in duplicate originals at Saratoga, California, as of the date first above written.

	EMPLOYER:			SARATOGA NATIONAL BANK

			By:	_______________________
				WILLIAM D. KRON
				Chairman of the Board



			By:	_______________________
				NEAL A. CABRINHA
				Secretary



	EMPLOYEE:	___________________________
			RICHARD L. MOUNT




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